================================================================================

                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6)
[_]  Definitive Proxy Statement

[x]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         APPLIED MATERIALS, INC.
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               (Name of Registrant as Specified In Its Charter)

                            Enter Company Name Here
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                      TEXT OF LETTER EMPLOYEE STOCKHOLDERS
                     WITH ELECTRONIC DELIVERY INFORMATION

                      TEXT OF E-MAIL MESSAGE TO EMPLOYEES

TEXT OF DOWNLOADING/TELEPHONE AND ELECTRONIC VOTING INSTRUCTIONS ON APPLIED MATERIALS' INTERNET SITE (http://www.appliedmaterials.com)

--------------------------------------------------------------------------------
APPLIED MATERIALS


James C. Morgan
CHAIRMAN
CHIEF EXECUTIVE OFFICER
                                                             [APPLIED MATERIALS]
February 18, 2000

Dear Applied Materials Stockholder:

I am pleased to invite you to attend Applied Materials' 2000 Annual Meeting of Stockholders which will be held at The Tech Museum of Innovation, 201 South Market Street, San Jose, California on Tuesday, March 21, 2000 at 2:00 p.m. At the meeting, you will be asked to elect ten directors and to vote on proposals to amend the Company's Certificate of Incorporation to increase the number of shares of authorized common stock from 1,100,000,000 to 2,500,000,000; to approve an increase of 19,100,000 shares in the number of shares authorized for issuance under Applied's 1995 Equity Incentive Plan (which I refer to as the "1995 Plan"); and to approve the amended and restated Senior Executive Bonus Plan, as required by federal tax laws.

As we have just announced, the Board of Directors has declared a 100% stock dividend to effect a two-for-one stock split to stockholders of record on February 25, 2000, payable on or about March 15, 2000. We are pleased that the Board has approved this dividend and hope that you are as well.

This dividend distribution does not increase or otherwise affect the number of shares of common stock (1,100,000,000) the Company is currently authorized to issue under its Certificate of Incorporation. Instead, this dividend distribution will significantly reduce the Company's pool of authorized but unissued shares of common stock. Accordingly, we are asking you to approve an amendment to the Certificate of Incorporation to increase by 1,400,000,000 the number of shares of authorized common stock. This proposed increase would give the Board the flexibility to issue stock in the future for important purposes, such as additional stock dividends, public offerings, acquisitions or other corporate purposes. If the proposed amendment is approved, the resulting number of authorized, unissued and unreserved shares would permit the Board to declare an additional 100% stock dividend without the necessity of another amendment to the Company's Certificate of Incorporation. Although we have no current plans to declare another dividend, the Board believes having the flexibility to do so is in the best interests of both the Company and its stockholders.

We are asking you to approve an amendment to the Company's 1995 Plan because we strongly believe that stock option grants are essential to the success of the Company. We have effectively used stock options to attract, retain and motivate people whose skills and performance are critical to the Company's success. As the Company grows, we will need to retain and motivate current employees, and attract and motivate new employees. As a result, we need more options in order to continue our success.

The need to reapprove our performance-based bonus plan, the Senior Executive Bonus Plan, arises because of federal tax laws. These laws require stockholder approval at least once every five years for incentive compensation under this plan to remain tax-deductible to the Company.

The Company's 2000 Proxy Statement and 1999 Annual Report are available to you electronically. You may view and/or print these documents by visiting the Company's Internet site at: www.appliedmaterials.com. If you prefer to receive hard copies, please contact Investor Relations toll-free at 1-800-882-0373.

I urge you to carefully read our proxy statement. We hope you like its new "plain English" format.

I urge you to vote FOR the director nominees, FOR the proposal to authorize additional shares under the Company's Certificate of Incorporation, FOR the proposal to authorize additional shares for the 1995 Plan and FOR the amended and restated Senior Executive Bonus Plan.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the enclosed proxy card.

I hope to see you at the March 21, 2000 meeting.

Sincerely,

/s/ James C. Morgan
James C. Morgan

 3050 Bowers Avenue              Mailing Address:
 Santa Clara, California 95054   Applied
                                 Materials, Inc.
 Phone: (408) 727-5555           P.O. Box 58039
 FAX: (408) 496-6421             Santa Clara,
                                 California 95052
 Telex: 34-6332

                       [Letterhead of Applied Materials]



TO:      All Employees                     DATE:  February 18, 2000

FROM:    Jim Morgan

SUBJECT: 2000 Proxy Statement and 1999 Annual Report

I am pleased to announce that in connection with our March 21, 2000 Annual Meeting, the Company's 2000 Proxy Statement and 1999 Annual Report are now available to you electronically. You may view and/or print these documents by visiting the Company's Web site at the following address:
http://appliedmaterials.com/financial/annuals_proxy.html.

If you are an Applied Materials stockholder, a proxy card and instructions on how to vote by mail, by telephone, or on the Internet will be sent to you on or around February 18, 2000. Please note that if you vote over the Internet, there may be nominal costs associated with electronic access, such as usage charges from telephone companies and Internet access providers. I urge you to carefully read the Company's 2000 Proxy Statement. It contains important information concerning the proposals on which you are being asked to vote and information you may find useful in determining how to vote.

If you prefer to receive hard copies of the Company's 2000 Proxy Statement or 1999 Annual Report, please contact John Nunziati in our Investor Relations Department in Santa Clara at ext. 62762.

Applied Materials 1999 Annual Report and 2000 Proxy Statement

Welcome Applied Materials Stockholder:

This site contains Applied Materials 1999 Annual Report and 2000 Proxy
Statement.

Stockholders, who in the past have consented to electronic delivery, and all of our employee stockholders, have been given the opportunity to receive the Proxy Statement and our 1999 Annual Report via the Internet instead of receiving printed versions. Thank you for choosing this convenient way to view our Proxy Statement and Annual Report.

1999 Annual Report
Click here for the HTML version.
Click here for the PDF version.

2000 Proxy Statement
Click here for the HTML version.
Click here for the PDF version.

About the HTML version
The HTML (Hyper Text Markup Language) version of the 1999 Annual Report and 2000 Proxy Statement can be viewed on any computer. However, the HTML version may not preserve the look and feel of the original documents.

About the PDF version

The PDF (Portable Document Format) version of the 1999 Annual Report and 2000 Proxy Statement will preserve the look and feel of the original document, including the colors, images and formatting. You will need Adobe(R) Acrobat(R) Reader on your computer to download the PDF version to your hard drive and print it. If you don't have it -- or aren't sure -- get the free Acrobat Reader by following the instructions below.

Download Adobe Acrobat Reader Software free of charge from the Adobe Web site. Complete and detailed instructions are provided there.

Request a hard copy

If you have difficulty in printing or would otherwise like a copy of the printed version of the 2000 Proxy Statement or 1999 Annual Report, visit our Investor Relations Web site and order it online or call our Investor Relations department at 1-800-882-0373. You can also call Harris Trust and Savings Bank toll-free at 1-877-388-5186 (within the U.S. and Canada). Other literature is also available, including previous annual reports, 10-Ks and 10-Qs.

Methods of Voting

Applied Materials stockholders holding shares with a broker or bank may vote by mail, via the Internet or by telephone through services provided by ADP Investor Communication Services. For Internet and telephone voting instructions, please click here or refer to the information included with your proxy card.

Applied Materials employee stockholders holding shares in Applied Materials Employee Savings and Retirement Plan (a "401(k)" plan) or Applied Materials Employees' Stock Purchase Plan, may vote by mail, via the Internet or by telephone. For Internet and telephone voting instructions, please click here or refer to the information included with your proxy card.

Voting on the Internet or by Telephone

The Internet and telephone voting procedures are designed to authenticate your identity through the use of a control number that is provided on each proxy card. The procedures also allow you to provide voting instructions and to confirm that your instructions have been properly recorded. If you decide to vote your shares on the Internet, you should be aware that there may be nominal costs associated with electronic access, such as usage charges from telephone companies and Internet access providers.

Votes submitted on the Internet or by telephone must be received by 12:00 midnight, Pacific Standard time, on March 16, 2000. Submitting your proxy on the Internet or by telephone will not affect your right to vote in person if you decide to attend the meeting.

The section below provides instructions to vote your shares on the Internet or by telephone.

Voting on the Internet

Applied Materials Employee Stockholders. If you are an Applied Materials employee stockholder holding shares in Applied Materials Employee Savings and Retirement Plan (a "401(k)" plan) or Applied Materials Employees' Stock Purchase Plan, you may vote those shares on the Internet at: www.harrisbank.com/wproxy.

Applied Materials Stockholders. If you hold Applied Materials stock in a brokerage firm or bank that is participating in an Internet voting program provided by ADP Investor Communication Services, you may vote those shares on the Internet at: www.proxyvote.com.

Voting by Telephone

Applied Materials Employee Stockholders. If you are an Applied Materials employee stockholder holding shares in Applied Materials Employee Savings and Retirement Plan (a "401(k)" plan) or Applied Materials Employees' Stock Purchase Plan, you may vote those shares by telephone by calling Harris Bank at: 1-888-698-8085. This telephone call is toll-free within the United States and Canada only.

Applied Materials Stockholders. If you hold Applied Materials stock in a brokerage firm or bank, each brokerage firm or bank provides a separate telephone number for voting. The voting instructions you received with your proxy card will identify the appropriate telephone number to call to vote your shares.